Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-272906, 333-269976, 333-262942, 333-253962, 333-236326, 333-229454, 333-222684, 333-215615, 333-209328, 333-202116 and 333-196017) of TrueCar, Inc. of our report dated February 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 19, 2025